DISCOVERY COMMUNICATIONS REPORTS SECOND QUARTER 2011 RESULTS AND ANNOUNCES $1 BILLION INCREASE TO SHARE REPURCHASE PROGRAM

Second Quarter 2011 Financial Highlights:

·	Revenues increased 11% to $1,067 million

·	Adjusted OIBDA increased 12% to $510 million

·	Net income increased to $254 million (up 20% excluding one-time prior year items)

·	Free Cash Flow increased to $198 million

·	Repurchased 5.6 million shares for an aggregate purchase price of $210 million

Silver Spring, Maryland – August 4, 2011: Discovery Communications, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the second quarter ended June 30, 2011.

David Zaslav, Discovery’s President and Chief Executive Officer said, “Discovery continues to deliver strong financial results, particularly across our unique international platform, as the depth and breadth of our content assets have enabled the company to capitalize on the sustained ad market strength worldwide as well as take advantage of the evolution of pay-tv across the globe. Our growth this past quarter was achieved despite continued strategic investments to further our competitive advantage both domestically and internationally. Bolstering our flagship networks, building additional growth assets across the company and leveraging the unparalleled distribution platform we built over the last 25 years remain our top priorities, and we are focused on doing so while delivering sustained financial results and returning additional capital to our shareholders.”

Second quarter revenues of $1,067 million increased $104 million, or 11%, over the second quarter a year ago, led by 20% growth at International Networks and 6% growth at U.S. Networks. Adjusted Operating Income Before Depreciation and Amortization (1) (“OIBDA”) grew 12% to $510 million, driven by a 31% increase at International Networks and a 4% increase at U.S. Networks. Adjusted OIBDA margin for the second quarter increased to 48% from 47% in the second quarter of 2010.

Second quarter net income from continuing operations available to Discovery Communications, Inc. stockholders of $254 million ($0.62 per diluted share) increased $148 million compared to $106 million ($0.25 per diluted share) for the second quarter a year ago. The current quarter results reflect the strong operating performance, while the prior year’s quarter includes losses from the early extinguishment of debt and termination of interest rate swaps. Excluding these items, net income for the quarter increased $43 million (2).

Free cash flow was $198 million for the second quarter, an increase of $242 million from the second quarter of 2010, due to increased operating performance and lower tax and stock compensation payments as well as $138 million of payments in the prior year for the early extinguishment of debt and termination of interest rate swaps. Free cash flow is defined as cash provided by operating activities less acquisitions of property and equipment.

(1)	See the definition of Adjusted Operating Income Before Depreciation and Amortization on page 4.

(2)	See net income reconciliation for one-time items on page 11.

SEGMENT RESULTS
(dollars in millions)		Three Months Ended June 30,		Six Months Ended June 30,

	2011	2010	Change	2011	2010	Change

Revenues:
U.S. Networks	$660	$620	6%	$1,247	$1,166	7%
International Networks	368	306	20%	691	589	17%
Education and Other	39	33	18%	80	70	14%
Corporate and Eliminations	—	4	NM	—	7	NM

Total Revenues	$1,067	$963	11%	$2,018	$1,832	10%

Adjusted OIBDA:
U.S. Networks	$395	$379	4%	$729	$672	8%
International Networks	173	132	31%	317	254	25%
Education and Other	5	1	500%	13	6	117%
Corporate and Eliminations	(63)	(57)	(11%)	(122)	(112)	(9%)

Total Adjusted OIBDA	$510	$455	12%	$937	$820	14%

U.S. Networks
(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,

	2011	2010	Change	2011	2010	Change

Revenues:
Distribution	$273	$263	4%	$547	$522	5%
Advertising	361	329	10%	651	595	9%
Other	26	28	(7%)	49	49	—

Total Revenues	$660	$620	6%	$1,247	$1,166	7%

Adjusted OIBDA	$395	$379	4%	$729	$672	8%

Adjusted OIBDA Margin	60%	61%		58%	58%

U.S. Networks’ revenues in the second quarter of 2011 increased 6% to $660 million primarily driven by advertising and distribution revenue growth. Advertising revenue increased 10% due to increased pricing and higher sellouts, as well as $8 million from non-recurring revenue items, partially offset by the absence of $17 million due to the removal of Discovery Health following its contribution into the OWN joint venture on January 1, 2011. Distribution revenue grew 4% largely from higher rates and subscriber growth primarily from networks carried on the digital tier, partially offset by $3 million due to the absence of Discovery Health. Excluding Discovery Health from the 2010 results and non-recurring revenue items, advertising revenues grew 13% and distribution revenues grew 6% compared with the second quarter a year ago.

Adjusted OIBDA increased 4% to $395 million primarily reflecting the 6% revenue growth. Excluding Discovery Health from the 2010 results, Adjusted OIBDA increased 7%. Operating expenses for the quarter increased 10% primarily due to higher content amortization.

International Networks
(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,

	2011	2010	Change	2011	2010	Change

Revenues:
Distribution	$220	$186	18%	$ 426	$372	15%
Advertising	132	106	25%	234	188	24%
Other	16	14	14%	31	29	7%

Total Revenues	$368	$306	20%	$ 691	$589	17%

Adjusted OIBDA	$173	$132	31%	$ 317	$254	25%
Adjusted OIBDA Margin	47%	43%		46%	43%

International Networks’ revenues for the second quarter increased 20% to $368 million primarily led by distribution revenue growth of 18% and advertising revenue growth of 25%. Excluding the impact of foreign currency fluctuations, revenues increased 14% led by 12% distribution revenue growth, mainly from increased subscribers globally and higher rates and subscribers in Latin America. Advertising revenue in local currency terms was up 17% during the second quarter primarily from higher pricing and sellouts across all regions.

Adjusted OIBDA increased 31% to $173 million reflecting the 20% revenue growth partially offset by a 13% increase in operating expenses. Excluding the impact of foreign currency, Adjusted OIBDA increased 17% as the 14% revenue growth was partially offset by a 12% increase in operating expenses primarily due to higher content amortization and sales commissions as well as increased personnel costs.

Education and Other
(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,

	2011	2010	Change	2011	2010	Change

Revenues	$39	$33	18%	$ 80	$70	14%
Adjusted OIBDA	$5	$1	500%	$ 13	$6	117%
Adjusted OIBDA Margin	13%	3%		16%	9%

Education and Other second quarter revenues increased 18% to $39 million, mainly reflecting increased Education revenue from higher streaming volumes. Adjusted OIBDA increased $4 million compared to the second quarter of 2010 primarily from a revenue increase at Education.

Corporate and Eliminations

Adjusted OIBDA decreased $6 million when compared to the second quarter a year ago primarily due to increased stock-based compensation expense.

STOCK REPURCHASE

During the quarter, the Company, pursuant to its existing stock repurchase program repurchased 5.64 million shares of its Series C common stock at an average price of $37.27 per share for an aggregate purchase price of approximately $210 million.

From July 1, 2011 through August 3, 2011, the Company repurchased 3.45 million shares of its Series C common stock for approximately $127 million.

The Company has repurchased 16.81 million shares of Series C common stock under its $1.0 billion stock repurchase plan to date at an aggregate price of approximately $609 million. Additionally, the Company’s Board of Directors has approved a $1.0 billion increase to the existing stock repurchase program. Under the stock repurchase program, management is authorized to purchase shares from time to time through open market purchases at prevailing prices or privately negotiated transactions, subject to market conditions and other factors.

OTHER ITEMS

In June 2011, the Company completed the issuance of $650 million 4.375% Senior Notes due June 2021. The Company intends to use the net proceeds for general corporate purposes.

FULL YEAR 2011 OUTLOOK

For the full year ending December 31, 2011, Discovery Communications, Inc. expects total revenue between $4,075 million and $4,175 million, Adjusted OIBDA between $1,875 million and $1,950 million, and net income available to Discovery Communications, Inc. stockholders of $1,000 million to $1,075 million. Our outlook incorporates current foreign exchange rates for revenues and expenses and the current share price for mark-to-market stock-based compensation calculations.

NON-GAAP FINANCIAL MEASURES Adjusted OIBDA and Free Cash Flow

In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA and free cash flow. The Company evaluates the operating performance of its segments based on financial measures such as revenues and adjusted operating income before depreciation and amortization (“Adjusted OIBDA”). Adjusted OIBDA is defined as revenues less costs of revenues and selling, general and administrative expenses excluding: (i) mark-to-market stock-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) exit and restructuring charges, (v) certain impairment charges, and (vi) gains (losses) on business and asset dispositions. The Company uses this measure to assess operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses and also provides investors a measure to analyze the operating performance of each segment against historical data. The Company excludes mark-to-market stock-based compensation, exit and restructuring charges, certain impairment charges, and gains (losses) on business and asset dispositions from the calculation of Adjusted OIBDA due to their volatility or non-recurring nature. The Company also excludes depreciation of fixed assets and amortization of intangible assets and deferred launch incentive as these amounts do not represent cash payments in the current reporting period.

The Company defines free cash flow as cash provided by operating activities less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders.

Adjusted OIBDA and free cash flow are non-GAAP measures, and should be considered in addition to, but not as a substitute for, operating income, net income, cash flows provided by operating activities and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules beginning on page 9 for reconciliations to GAAP measures.

Conference Call Information

Discovery Communications, Inc. will host a conference call today at 8:30 a.m. EDT to discuss its second quarter results. To listen to the call, visit http://www.discoverycommunications.com or dial 1-888-873-4896 inside the U.S. and 1-617-213-8850 outside of the U.S., using the following passcode: 56019852.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof, and the Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 18, 2011. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, the full year 2011 outlook and plans for stock repurchases. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:
Corporate Communications	Investor Relations
Tammy Shea (240) 662-6506	Craig Felenstein (212) 548-5109
tammy_shea@discovery.com	craig_felenstein@discovery.com

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2011	2010	2011	2010

Revenues:
Distribution	$ 493	$449	$ 973	$894
Advertising	494	435	886	783
Other	80	79	159	155

Total revenues	1,067	963	2,018	1,832

Costs of revenues, excluding depreciation and amortization	288	254	561	521
Selling, general and administrative	300	304	569	588
Depreciation and amortization	30	33	60	66
Restructuring charges	4	—	5	3
Gains on dispositions	—	—	(129)	—

	622	591	1,066	1,178

Operating income	445	372	952	654

Interest expense, net	(49)	(48)	(98)	(106)
Loss on extinguishment of debt	—	(136)	—	(136)
Other income (expense), net	2	(37)	(5)	(41)

Income before income taxes	398	151	849	371
Provision for income taxes	(144)	(41)	(290)	(88)

Net income	254	110	559	283
Less net income attributable to noncontrolling interests	—	(3)	—	(7)

Net income attributable to Discovery Communications, Inc.	254	107	559	276
Stock dividends to preferred interests	—	(1)	—	(1)

Net income available to Discovery Communications, Inc.
stockholders	$ 254	$106	$ 559	$275

Net income per share available to Discovery
Communications, Inc. stockholders:
Basic	$ 0.63	$0.25	$ 1.37	$0.65

Diluted	$ 0.62	$0.25	$ 1.36	$0.64

Weighted average shares outstanding:
Basic	406	426	407	425

Diluted	410	431	412	430

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions)

	June 30,	December 31,
	2011	2010

ASSETS
Current assets:
Cash and cash equivalents	$1,095		$466
Receivables, net	908		880
Content rights, net	93		83
Deferred income taxes	65		81
Prepaid expenses and other current assets	160		225

Total current assets	2,321		1,735

Noncurrent content rights, net	1,310		1,245
Property and equipment, net	382		399
Goodwill	6,302		6.434
Intangible assets, net	584		605
Investments	806		455
Other noncurrent assets	131		146

Total assets	$11,836		$11,019

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$48		$87
Accrued liabilities	364		393
Deferred revenues	98		114
Current portion of stock-based compensation liabilities	52		118
Current portion of long-term debt	22		20
Other current liabilities	30		53

Total current liabilities	614		785

Long-term debt	4,235		3,598
Deferred income taxes	373		304
Other noncurrent liabilities	100		99

Total liabilities	5,322		4,786
Commitments and contingencies

Equity:
Preferred stock	2		2
Common stock	3		3
Additional paid-in capital	6,441		6,358
Treasury stock, at cost: 13 and 3 Series C common shares at 2011 and 2010,
respectively	(482)		(105)
Retained earnings	559		—
Accumulated other comprehensive loss	(10)		(33)

Total Discovery Communications, Inc. stockholders’ equity	6,513		6,225
Noncontrolling interests	1		8

Total equity	6,514		6,233

Total liabilities and equity	$11,836		$11,019

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Six Months Ended June 30,

2011		2010

OPERATING ACTIVITIES
Net income	$559		$283
Adjustments to reconcile net income to cash provided by operating activities:
Content expense	381		350
Stock-based compensation	49		94
Depreciation and amortization	60		67
Gains on dispositions	(129)		—
Deferred income tax expense (benefit)	71		(44)
Noncash portion of loss on extinguishment	—		12
Other noncash expenses, net	30		43
Changes in operating assets and liabilities:
Receivables, net	(31)		(31)
Content rights	(430)		(370)
Accounts payable and accrued liabilities	(116)		(159)
Stock-based compensation liabilities	(92)		(123)
Income tax receivable	94		(11)
Other, net	(15)		(21)

Cash provided by operating activities	431		90

INVESTING ACTIVITIES
Purchases of property and equipment	(27)		(20)
Business acquisitions, net of cash acquired	—		(38)
Investments in and advances to equity investees	(82)		(41)

Cash used in investing activities	(109)		(99)

FINANCING ACTIVITIES
Borrowings from long term debt, net of discounts and issuance costs	641		2,970
Principal repayments of long-term debt	—		(2,883)
Principal repayments of capital lease obligations	(13)		(5)
Repurchases of common stock	(377)		—
Cash distributions to noncontrolling interests	(7)		(2)
Proceeds from stock option exercises	38		15
Excess tax benefits from stock-based compensation	17		4

Cash provided by financing activities	299		99

Effect of exchange rate changes on cash and cash equivalents	8		—

NET CHANGE IN CASH AND CASH EQUIVALENTS	629		90
Cash and cash equivalents, beginning of period	466		623

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,095		$713

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

		Three Months Ended June 30, 2011

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Stock-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income

U.S. Networks	$ 395	$ (4)	$ (2)	$ —	$ (2)	$ 387
International Networks	173	(12)	(10)	—	(2)	149
Education and Other	5	(1)	—	—	—	4
Corporate and Eliminations	(63)	(13)	—	(19)	—	(95)

Total	$ 510	$ (30)	$ (12)	$ (19)	$ (4)	$ 445

		Three Months Ended June 30, 2010

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Stock-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other	Income

U.S. Networks	$ 379	$ (5)	$ (2)	$ —	$ —	$372
International Networks	132	(11)	(8)	—	—	113
Education and Other	1	(2)	—	—	—	(1)
Corporate and Eliminations	(57)	(15)	—	(40)	—	(112)

Total	$ 455	$ (33)	$ (10)	$ (40)	$ —	$372

(a) For the three months ended June 30, 2011, amounts represent restructuring charges of $4 million.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; amounts in millions)

		Six Months Ended June 30, 2011

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Stock-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income

U.S. Networks	$729	$ (8)	$ (4)	$ —	$126	$843
International Networks	317	(22)	(22)	—	(2)	271
Education and Other	13	(3)	—	—	—	10
Corporate and Eliminations	(122)	(27)	—	(23)	—	(172)

Total	$937	$ (60)	$ (26)	$ (23)	$ 124	$952

		Six Months Ended June 30, 2010

	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Stock-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income

U.S. Networks	$672	$ (11)	$ (4)	$ —	$—	$657
International Networks	254	(19)	(17)	—	(3)	215
Education and Other	6	(3)	—	—	—	3
Corporate and Eliminations	(112)	(33)	—	(76)	—	(221)

Total	$820	$ (66)	$ (21)	$ (76)	$(3)	$654

(a)	For the six months ended June 30, 2011 amount represents a pre-tax gain of $129 million as a result of contributing Discovery Health to the OWN joint venture and restructuring charges of $5 million. For the six months ended June 30, 2010, amounts represent restructuring charges of $3 million.

	DISCOVERY COMMUNICATIONS, INC.
	SUPPLEMENTAL FINANCIAL DATA
		(unaudited; in millions)

CALCULATION OF FREE CASH FLOW

	Three Months Ended June 30,			Six Months Ended June 30,

	2011	2010	Change	2011	2010	Change

Cash provided by (used in) operating	$214	$(36)	$250	$ 431	$90	$341
activities
Acquisition of property and equipment	(16)	(8)	(8)	(27)	(20)	(7)

Free cash flow	$198	$(44)	$242	$ 404	$70	$334

RECONCILIATION OF 2011 OUTLOOK TO GAAP MEASURES

	Full Year 2011

Net income available to Discovery Communications, Inc. stockholders	$ 1,000	To	$1,075
Interest expense, net	210	To	205
Depreciation and amortization	125	To	115
Other expense, including amortization of deferred launch incentives, mark-to-market stock-based	540	To	555
compensation, asset impairment, exit and restructuring costs, gains (losses) on business disposition, gains (losses) on sale of securities, equity earnings (losses) in unconsolidated affiliates, unrealized and realized gains (losses) from derivatives, income tax expense, net loss
(income) attributable to noncontrolling interests, and stock dividends to preferred interests

Adjusted OIBDA	$ 1,875	To	$1,950

NET INCOME RECONCILIATION FOR ONE-TIME ITEMS

	Three Months
	Ended June 30,

	2011	2010

Net income available to Discovery Communications, Inc. stockholders,	$ 254	$106
Loss on early extinguishment of debt, net of tax	—	90
Loss on early termination of interest rate swaps, net of tax	—	15

Net income available to Discovery Communications, Inc. stockholders excluding one-time items	$ 254	$211

	DISCOVERY COMMUNICATIONS, INC.
	SUPPLEMENTAL FINANCIAL DATA
	SELECTED FINANCIAL DETAIL
	(unaudited; in millions)

BORROWINGS
				June 30, 2011

3.70% Senior Notes, semi-annual interest, due June 2015				$850
5.625% Senior Notes, semi-annual interest, due August 2019				500
5.05% Senior Notes, semi-annual interest, due June 2020				1,300
4.375% Senior Notes, semi-annual interest, due June 2021				650
6.35% Senior Notes, semi-annual interest, due June 2040				850
Capital lease and other obligations				118

Total long-term debt				4,268
Unamortized discount				(11)

Long-term debt, net				4,257
Less current portion of long-term debt				(22)

Noncurrent portion of long-term debt				$4,235

STOCK-BASED COMPENSATION
			June 30, 2011

	Total Units	Weighted	Vested Units	Weighted
Long-Term	Outstanding	Average	Outstanding	Average
Incentive Plans	(in millions)	Grant Price	(in millions)	Grant Price

Discovery Appreciation Plan	7.3	$29.54	0.5	$21.77

Stock Appreciation Rights	0.1	26.00	——	——

Stock Options	14.2	21.27	4.1	17.16

Performance-based Restricted Stock Units	1.7	35.31	——	——

Service-based Restricted Stock Units	0.8	35.08	——	——

Total Stock-based Compensation Plans	24.1	$25.24	4.6	$17.66

SHARE COUNT ROLL FORWARD	Common	Preferred	Total

(Basic shares, in millions)
Total shares outstanding as of December 31, 2010	283.76	127.46	411.22
Shares repurchased	(10.37)	——	(10.37)
Shares issued – stock option exercises	2.34	——	2.34

Total shares outstanding as of June 30, 2011	275.73	127.46	403.19